Exhibit 10.1

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (herein called the “First Amendment”) dated as of November 19, 2013, by and among ENERGY TRANSFER PARTNERS, L.P. (the “Borrower”), a Delaware limited partnership, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent under the Credit Agreement described below (in such capacity, the “Administrative Agent”), and the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent, the Swingline Lender, LC Issuers, Syndication Agent and Co-Documentation Agents named therein and the Lenders from time to time party thereto (“Lenders”) are parties to that certain Second Amended and Restated Credit Agreement dated as of October 27, 2011 (as heretofore amended, supplemented, or otherwise modified, the “Original Agreement”), for the purpose and consideration therein expressed, whereby Lenders are obligated to extend credit to the Borrower as therein provided; and

WHEREAS, the Borrower, the Administrative Agent, and the Majority Lenders desire to amend the Original Agreement as provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and in consideration of the loans and other credit that may hereafter be extended by Lenders to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I. – Definitions and References

Section 1.1. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this First Amendment. The term “the Credit Agreement” shall mean the Original Agreement as amended by this First Amendment.

ARTICLE II. – Amendments to Original Agreement

Section 2.1. Deleted Definitions. Article I of the Original Agreement is hereby amended to delete the definitions of “Citrus” and “Citrus Acquisition”.

Section 2.2. Consolidated EBITDA. The definition of “Consolidated EBITDA” in Article I of the Original Agreement is hereby amended to read as follows:

“Consolidated EBITDA” means, for any period (without duplication), Consolidated Net Income for such period, plus (a) each of the following to the extent deducted in determining such Consolidated Net Income (i) all Consolidated Interest Expense, (ii) all income taxes (including any franchise taxes to the extent based upon net income) of the Borrower and its Subsidiaries for such period, (iii) all depreciation and amortization (including amortization of intangible assets) of the Borrower and its Subsidiaries for such period, (iv) any other non-cash charges or losses of the Borrower and its Subsidiaries for such period (including any non-cash losses resulting from the impairment of long-lived assets, goodwill or intangible assets) and (v) all transaction fees and expenses for acquisitions, investments, dispositions and equity or debt offerings, minus (b) each of the following (i) all non-cash items of income or gain of the Borrower and its Subsidiaries which were included in determining such Consolidated Net Income for such period, and (ii) any cash payments made during such period in respect of items described in clause (a)(iv) above subsequent to the Fiscal Quarter in which the relevant non-cash charges or losses were reflected as a charge in determining Consolidated Net Income. Consolidated EBITDA shall be subject to the adjustments set forth in the following clauses (1) and (2) for all purposes under this Agreement:

(1) If, since the beginning of the four Fiscal Quarter period ending on the date for which Consolidated EBITDA is determined, the Borrower or any Subsidiary shall have made any disposition or acquisition of assets, shall have consolidated or merged with or into Person (other than a Subsidiary), or shall have made any disposition of Equity Interests or an acquisition of Equity Interests, Consolidated EBITDA shall be calculated giving pro forma effect thereto as if the disposition, acquisition, consolidation or merger had occurred on the first day of such period. Such pro forma effect shall be determined (A) in good faith by the chief financial officer, principal accounting officer or treasurer of the Borrower and (B) giving effect to any anticipated or proposed cost savings related to such disposition, acquisition, consolidation or merger, to the extent approved by Administrative Agent, such approval not to be unreasonably withheld or delayed.

(2) Consolidated EBITDA shall be increased by the amount of any applicable Material Project EBITDA Adjustments in respect of any Material Project of the Borrower and its Subsidiaries applicable to such period.

Section 2.3. Consolidated Funded Indebtedness. The definition of “Consolidated Funded Indebtedness” in Article I of the Original Agreement is hereby amended to delete the phrase “Propane Contingent Residual Support Agreement” in clause (B) and replace it with the phrase “Contingent Residual Support Agreements”.

Section 2.4. Consolidated Interest Expense. The definition of “Consolidated Interest Expense” in Article I of the Original Agreement is hereby amended to read as follows:

“Consolidated Interest Expense” means, for any period, (a) all interest paid or accrued (that has resulted in a cash payment in the period or will result in a cash payment in future quarter(s)) during such period on, and all fees and related charges in respect of, Indebtedness which was deducted in determining Consolidated Net Income during such period, after giving effect to all interest rate Hedging Contracts, and (b) all realized gains or losses in respect of interest rate Hedging Contracts.

Section 2.5. Fee Letters. The definition of “Fee Letters” in Article I of the Original Agreement is hereby amended by deleting clause (c) therefore and replacing it with “(c) the LC Fee Letter.”

Section 2.6. LC Issuer. The definition of “LC Issuer” in Article I of the Original Agreement is hereby amended to read as follows:

“LC Issuer” means each of Wells Fargo Bank, National Association, Bank of America, N.A. and JPMorgan Chase Bank, N.A. in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, and one or more other Lenders selected by the Borrower who agree to act as an issuer of Letters of Credit (and are approved by Administrative Agent in its reasonable discretion) by execution and delivery of a joinder to the LC Fee Letter. As used herein, the term “LC Issuer” shall mean “each LC Issuer” or “the applicable LC Issuer,” as the context may require.

Section 2.7. Additional Definitions. Article I of the Original Agreement is hereby amended to add the following definitions:

“Contingent Obligor” has the meaning specified in the definition of “Contingent Residual Support Agreements”.

“Contingent Residual Support Agreements” means (a) the Propane Contingent Residual Support Agreement, (b) the Guarantee of Collection, dated as of April 30, 2013 by PEPL Holdings, LLC, a Delaware limited liability company, for the benefit of Regency Energy Partners LP, a Delaware limited partnership and Regency Energy Finance Corp., a Delaware corporation and (c) any other similar agreement entered into by the Borrower or any of its subsidiaries (the “Contingent Obligor”), in which the Contingent Obligor agrees to provide contingent residual support with respect to obligations (the “Original Obligation”) of another Person (the “Original Obligor”); provided that, the Contingent Obligor is required to make a payment pursuant to such agreement only to the extent that the obligee on the Original Obligation cannot obtain repayment of the Original Obligation from the Original Obligor after exhausting all other remedies and recourse available to such obligee.

“LC Fee Letter” means the letter agreement, dated October 5, 2012, among the Borrower and the LC Issuers, as the same may be amended, supplemented, or otherwise modified from time to time.

“Original Obligation” has the meaning specified in the definition of “Contingent Residual Support Agreements”.

“Original Obligor” has the meaning specified in the definition of “Contingent Residual Support Agreements”.

Section 2.8. Letter of Credit Expiration Date. Section 2.07(b) of the Original Agreement is hereby amended to read as follows:

(b) the expiration date of such Letter of Credit is (i) prior to the Letter of Credit Expiration Date with respect to Letters of Credit not to exceed an aggregate face amount of $50,000,000, and (ii) otherwise, prior to the earlier of (A) 365 days after the issuance thereof, provided that such Letter of Credit may provide for automatic extensions of such expiration date (such Letter of Credit an “Auto-Extension Letter of Credit”) for additional periods of 365 days thereafter, and (B) the Letter of Credit Expiration Date;

Section 2.9. Extension of Maturity Date; Replacement of Lenders. Section 2.18 of the Original Agreement is amended to delete Sections 2.18(c), (d) , (e) and (f) and to add the following Sections 2.18(c), (d) and (e) in place thereof:

(c) In the event a Notice of Extension is given to the Administrative Agent as provided in Section 2.18(a) and the Administrative Agent notifies a Lender of the contents thereof, such Lender shall, on or before the day that is 15 days following the date of Administrative Agent’s receipt of said Notice of Extension, advise the Administrative Agent in writing whether or not such Lender consents to the extension requested thereby and if any Lender fails so to advise the Administrative Agent, such Lender shall be deemed to have not consented to such extension. If the Majority Lenders so consent (the “Consenting Lenders”) to such extension, which consent may be withheld in their sole and absolute discretion, the Maturity Date and the Commitments of the Consenting Lenders shall be automatically extended to the same date in the year following the Existing Maturity Date (the “Extended Maturity Date”) and the Maturity Date as to any and all Lenders who have not consented (the “Non-Consenting Lenders”) shall remain as the Existing Maturity Date, subject to Section 2.18(d). The Administrative Agent shall promptly notify the Borrower and all of the Lenders of each written notice of consent given pursuant to this Section 2.18(c).

(d) The Borrower may replace any Non-Consenting Lender at any time on or before the Existing Maturity Date with an assignee (including, for the avoidance of doubt, with a Consenting Lender) in accordance with and subject to Section 10.13 and Section 10.06, including consents required under Section 10.06, provided that such assignee has consented to the extension of the Existing Maturity Date to the Extended Maturity Date then in effect, and upon such replacement, the Maturity Date with respect to the Loans and Commitments of such replacement Lender shall be the Extended Maturity Date.

(e) If all of the Commitments of the Non-Consenting Lenders are not replaced on or before the Existing Maturity Date, then the Commitments of each Non-Consenting Lender not so replaced shall terminate on the Existing Maturity Date, and the Borrower shall fully repay on the Existing Maturity Date the Loans (including, without limitation, all accrued and unpaid interest and unpaid fees), if any, of such Non-Consenting Lenders, which shall reduce the aggregate Commitments accordingly. Following the Existing Maturity Date, the Non-Consenting Lenders shall have no further obligations under this Agreement, including, without limitation, that such Non-Consenting Lenders shall have no obligation to purchase participations in Letters of Credit.

Section 2.10. OFAC; Sanctions. Article V of the Original Agreement is amended to add the following Section 5.14:

5.14 OFAC; Sanctions.

(a) To the extent applicable, the Borrower and the Subsidiaries are in compliance in all material respects with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), and any other enabling legislation or executive order relating thereto, and (ii) the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”). None of the Borrower or any Subsidiary, or to the knowledge of any such Person, any director or officer of the Borrower or any Subsidiary, is subject to any sanctions administered by Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”).

(b) No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute or provide for, or has otherwise made available to, (i) fund any activity or business in a Designated Jurisdiction, that, at the time of the Credit Extension, is the subject of Sanctions or (ii) fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction, that, at the time of the Credit Extension, is the subject of Sanctions or (iii) in any other manner that will result in a violation by the Borrower or any of its Subsidiaries of Sanctions. As used in this subsection (b), “Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanctions, and “Sanctions” means international economic sanction administered or enforced by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

Section 2.11. Books, Financial Statements and Reports. Section 6.01(a) and (b) of the Original Agreement are hereby amended to read as follows:

(a) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, complete Consolidated financial statements of the Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion relating to such financial statements, based on an audit using generally accepted auditing standards, by independent certified public accountants selected by the General Partner and acceptable to the Administrative Agent, stating that such Consolidated financial statements have been so prepared; provided, however, that at any time when the Borrower shall be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, delivery within the time period specified above of copies of the Annual Report on Form 10-K of the Borrower for such Fiscal Year prepared in compliance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this clause (a). Such financial statements shall set forth in comparative form the corresponding figures for the preceding Fiscal Year.

(b) As soon as available, and in any event within fifty (50) days after the end of each of the first three Fiscal Quarters of each Fiscal Year the Borrower’s Consolidated balance sheet as of the end of such Fiscal Quarter and the Borrower’s Consolidated statements of income, partners’ capital and cash flows for such Fiscal Quarter (except in the case of the statement of cash flows) and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments and the absence of footnotes; provided, however, that at any time when the Borrower shall be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, delivery within the time period specified above of copies of the Quarterly Report on Form 10-Q of the Borrower for such Fiscal Quarter prepared in accordance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this clause (b) for any of the first three Fiscal Quarters of a Fiscal Year. Such financial statements shall set forth in comparative form the corresponding figures for the same period of the preceding Fiscal Year. In addition the Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a Compliance Certificate, signed on behalf of the Borrower by the chief financial officer, principal accounting officer or treasurer of the General Partner, setting forth that such financial statements are accurate and complete in all material respects (subject, in the case of Fiscal Quarter-end statements, to normal year-end adjustments and the absence of footnotes), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Section 7.10, and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

Section 2.12. Subsidiaries and Unrestricted Subsidiaries. Section 6.09(b) of the Original Agreement is hereby amended to read as follows:

(b) The Borrower may designate any Subsidiary of the Borrower to be an Unrestricted Subsidiary, provided that all Investments in such Subsidiary at the time of such designation shall be treated as Investments made on the date of such designation, and provided further that the Borrower may not make such designation unless at the time of such action and immediately after giving effect thereto (i) no Default or Event of Default shall exist, (ii) all representations and warranties herein will be true and correct in all material respects (or in all respect, to the extent that any such representation or warranty is qualified by materiality) if remade at the time of such designation, except to the extent such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (or in all respect, to the extent that any such representation or warranty is qualified by materiality) as of such earlier date, (iii) the Investment represented by such designation is permitted under Section 7.06 and (iv) the Borrower has provided to the Administrative Agent an officer’s certificate in form satisfactory to the Administrative Agent to the effect that each of the foregoing conditions have been satisfied.

Section 2.13. Transactions with Affiliates. Clause (d) of Section 7.08 of the Original Agreement is hereby amended to delete the phrase “Propane Contingent Residual Support Agreement” and replace it with the phrase “Contingent Residual Support Agreements”.

Section 2.14. Fundamental Changes. Section 7.03 of the Original Agreement is hereby amended to read as follows:

7.03 Fundamental Changes. The Borrower will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in one transaction or in a series of related transactions) all (or substantially all) of its assets in each case, whether now owned or hereafter acquired); provided that if at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, any Person may merge or consolidate with or into the Borrower in a transaction in which the surviving Person is (A) the Borrower or (B) another solvent Person organized or existing under the laws of the United States of America, any State thereof or the District of Columbia; provided that in the case of this clause (B) (i) such Person expressly assumes every obligation and covenant of the Borrower under this Agreement and the Loan Documents, pursuant to an assumption agreement reasonably acceptable to the Administrative Agent; (ii) the Borrower shall deliver to the Administrative Agent (x) a certificate of a Responsible Officer stating that the such transaction complies with this Section and (y) all documentation and other information in respect of the surviving Person required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulation, including the Patriot Act that has been requested (provided that the Borrower and such surviving Person shall have been given at least two (2) Business Days to comply with any such request). Upon any consolidation by the Borrower with, or merger into, any Person described in clause (B) above and satisfaction of the conditions specified in this Section, such Person will succeed to, and be substituted for, the Borrower.

Section 2.15. Burdensome Agreements. Clause (d) of Section 7.09 of the Original Agreement is hereby amended to read as follows:

(d) customary restrictions and conditions contained in agreements relating to the purchase or sale of Equity Interests or assets pending such purchase or sale,

Section 2.16. Replacement of Lenders. Clause (b) of Section 10.13 of the Original Agreement is amended to read as follows:

(b) any Lender is a Non-Consenting Lender under Section 2.18 or is a Defaulting Lender,

Section 2.17. ERISA Disclosure. Section 5.10 of Schedule 3 of the Original Agreement is hereby amended by deleting “None.” and replacing it with the following:

All “accumulated funding deficiencies” (as defined in Section 412(a) of the Code) and benefit obligations under the Sunoco, Inc. Retirement Plan (the “Plan”). As of January 1, 2013, the liabilities under the Plan were $803,071,741, while the fair value of Plan assets was $734,291,034.

Section 2.18. Consent to Maturity Date Extension. Pursuant to Section 2.18 of the Original Agreement, the Borrower has requested that each Lender extend the Maturity Date with respect to such Lender’s full Commitment and Facility Usage for one additional year. Accordingly, each Lender party to this First Amendment hereby consents to the extension of the Maturity Date with respect to its full Commitment and Facility Usage for one additional year from October 27, 2016 to October 27, 2017, effective as of the date hereof.

ARTICLE III. – Conditions of Effectiveness

Section 3.1. This First Amendment shall become effective when the Administrative Agent shall have received from the Borrower and Lenders constituting Majority Lenders counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Person.

ARTICLE IV. – Representations and Warranties

Section 4.1. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to execute and deliver this First Amendment, the Borrower represents and warrants to each Lender that:

(a) The representations and warranties contained in Article V of the Original Agreement are true and correct in all material respects (or in all respect, to the extent that any such representation or warranty is qualified by materiality) at and as of the time of the effectiveness hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(b) The Borrower has duly taken all action necessary to authorize the execution and delivery by it of this First Amendment, the Borrower is duly authorized to borrow monies under the Credit Agreement, and the Borrower is duly authorized to perform its obligations under the Credit Agreement.

(c) The execution and delivery by the Borrower of this First Amendment, the performance by the Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any Law or organizational documents of any Restricted Person, or any material Contractual Obligation, judgment, license, order or permit applicable to or binding upon any Restricted Person, or result in the creation of any Lien upon any assets or properties of any Restricted Person, except, in each case, as could not reasonably be expected to have a Material Adverse Effect. Except for those which have been obtained or as expressly contemplated in the Loan Documents or disclosed in the Disclosure Schedule, no consent, approval, authorization or order of any Tribunal or third party is required in connection with the execution and delivery by the Borrower of this First Amendment or the consummation by any Restricted Person of the transactions contemplated hereby.

(d) When duly executed and delivered, this First Amendment will be a legal and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

ARTICLE V. – Miscellaneous

Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the “Credit Agreement” in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders or the

Administrative Agent under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of the Borrower herein shall survive the execution and delivery of this First Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by the Borrower hereunder or under the Credit Agreement to the Administrative Agent or any Lender shall be deemed to constitute representations and warranties by, or agreements and covenants of, the Borrower under this First Amendment and under the Credit Agreement.

Section 5.3. Loan Documents. This First Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

Section 5.4. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws applicable to the Credit Agreement.

Section 5.5. Counterparts. This First Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same First Amendment.

THIS FIRST AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

ENERGY TRANSFER PARTNERS, L.P.

By:	Energy Transfer Partners GP, L.P., its general partner

	By:	Energy Transfer Partners, L.L.C., its general partner

	By:	/s/ Martin Salinas Jr.
	Name:	Martin Salinas Jr.
	Title:	Chief Financial Officer

Signature Page to First Amendment to Second Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent,
an LC Issuer, Swingline Lender and a Lender

By:	/s/ Larry Robinson
Name:	Larry Robinson
Title:	Director

Signature Page to First Amendment to Second Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as an LC Issuer and a Lender

By:	/s/ Adam H. Fey
Name:	Adam H. Fey
Title:	Director

Signature Page to First Amendment to Second Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Stephanie Balette
Name:	Stephanie Balette
Title:	Authorized Officer

Signature Page to First Amendment to Second Amended and Restated Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Kevin Buddhdew
Name:	Kevin Buddhdew
Title:	Authorized Signatory

By:	/s/ Michael Spaight
Name:	Michael Spaight
Title:	Authorized Signatory

Signature Page to First Amendment to Second Amended and Restated Credit Agreement

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By:	/s/ Brian J. Smith
Name:	Brian J. Smith
Title:	Authorized Signatory

Signature Page to First Amendment to Second Amended and Restated Credit Agreement

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Kenneth Chin
Name:	Kenneth Chin
Title:	Director

Signature Page to First Amendment to Second Amended and Restated Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Vanessa A. Kurbatskiy
Name:	Vanessa A. Kurbatskiy
Title:	Vice President

Signature Page to First Amendment to Second Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Patrick Jeffrey
Name:	Patrick Jeffrey
Title:	Vice President

Signature Page to First Amendment to Second Amended and Restated Credit Agreement

SUNTRUST BANK, as a Lender

By:	/s/ Carmen Malizia
Name:	Carmen Malizia
Title:	Director

Signature Page to First Amendment to Second Amended and Restated Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/s/ Paul Farrell
Name:	Paul Farrell
Title:	Director

Signature Page to First Amendment to Second Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Mark Lumpkin Jr.
Name:	Mark Lumpkin Jr.
Title:	Authorized Signatory

Signature Page to First Amendment to Second Amended and Restated Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

Signature Page to First Amendment to Second Amended and Restated Credit Agreement

COMPASS BANK, as a Lender

By:	/s/ Blake Kirshman
Name:	Blake Kirshman
Title:	Senior Vice President

Signature Page to First Amendment to Second Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Holly Kay
Name:	Holly Kay
Title:	Vice President

Signature Page to First Amendment to Second Amended and Restated Credit Agreement

CITIBANK, N.A., as a Lender

By:	/s/ Peter Kardos
Name:	Peter Kardos
Title:	Vice President

Signature Page to First Amendment to Second Amended and Restated Credit Agreement

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Kelly Chin
Name:	Kelly Chin
Title:	Authorized Signatory

Signature Page to First Amendment to Second Amended and Restated Credit Agreement

DNB CAPITAL LLC, as a Lender

By:	/s/ Colleen Durkin
Name:	Colleen Durkin
Title:	Senior Vice President

By:	/s/ Cathleen Buckley
Name:	Cathleen Buckley
Title:	Senior Vice President

Signature Page to First Amendment to Second Amended and Restated Credit Agreement

COMMUNITY TRUST BANK, as a Lender

By:	/s/ Ford W. Hall, Jr.
Name:	Ford W. Hall, Jr.
Title:	Executive Vice President

Signature Page to First Amendment to Second Amended and Restated Credit Agreement